EXHIBIT 8

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

Subsidiaries as at December 31, 2015

Our consolidated financial statements include the financial statements of PLDT (parent company) and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2015 and 2014:

			2015		2014
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Wireless
Smart:	Philippines	Cellular mobile services	100.0	—	100.0	—
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	—	100.0	—	100.0
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	—	100.0	—	100.0
I-Contacts Corporation	Philippines	Operations support servicing business	—	100.0	—	100.0
Smart Money Holdings Corporation, or SMHC	Cayman Islands	Investment company	—	100.0	—	100.0
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	—	100.0	—	100.0
PH Communications Holdings Corporation	Philippines	Investment company	—	100.0	—	100.0
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Cellular mobile services	—	100.0	—	100.0
Francom Holdings, Inc.:	Philippines	Investment company	—	100.0	—	100.0
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group	British Virgin Islands	Content provider, mobile applications development and services	—	100.0	—	100.0
Voyager Innovations, Inc., or Voyager(a)	Philippines	Mobile applications and digital platforms developer	—	100.0	—	100.0
eInnovations Holdings Pte. Ltd., or eInnovations (formerly Smarthub Pte. Ltd.)(a)(b)(c):	Singapore	Investment company	—	100.0	—	100.0
Takatack Holdings Pte. Ltd., or Takatack Holdings (formerly Takatack Pte. Ltd.)(d)	Singapore	Investment company	—	100.0	—	100.0
Takatack Technologies Pte. Ltd., or Takatack Technologies (formerly Paywhere Pte. Ltd.)(e)	Singapore	Development and maintenance of IT-based solutions for communications and e-Commerce platforms	—	100.0	—	—
iCommerce Investments Pte. Ltd., or iCommerce(c)	Singapore	Investment company	—	100.0	—	—
eInnovations Ventures Pte. Ltd., or eVentures(f)	Singapore	Investment company	—	100.0	—	—
ePay Investments Pte. Ltd., or ePay(c)	Singapore	Investment company	—	100.0	—	—
PayMaya Philippines, Inc. or PayMaya (formerly Smart e-Money, Inc.)(g)	Philippines	Provide and market certain mobile payment services	—	100.0	—	100.0
PayMaya Operations Philippines, Inc., or PayMaya Ops (formerly mePay Operations Philippines, Inc.)(h)	Philippines	Market, sell and distribute payment solutions and other related services	—	100.0	—	—
3rd Brand Pte. Ltd., or 3rd Brand	Singapore	Solutions and systems integration services	—	85.0	—	85.0
WiFun, Inc., or WiFun(i)	Philippines	Software developer and selling of WiFi access equipment	—	100.0	—	87.0
Telesat, Inc.(j)	Philippines	Satellite communications services	100.0	—	100.0	—
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Cellular mobile services	—	99.6	—	99.6

Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	—	100.0	—
Smart-NTT Multimedia, Inc.(j)	Philippines	Data and network services	100.0	—	100.0	—
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	—	100.0	—
Talas Data Intelligence, Inc., or Talas(k)	Philippines	Business infrastructure and solutions; intelligent data processing and implementation services and data analytics insight generation	100.0	—	—	—

			2015		2014
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect
ePLDT, Inc., or ePLDT:	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	100.0	—	100.0	—
IP Converge Data Services, Inc., or IPCDSI, and Subsidiary, or IPCDSI Group(l)	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	—	100.0	—	100.0
Curo Teknika, Inc., or Curo	Philippines	Managed IT outsourcing	—	100.0	—	100.0
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group(m)	Philippines	Internet-based purchasing, IT consulting and professional services	—	99.8	—	99.8
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	—	67.0	—	67.0
netGames, Inc.(n)	Philippines	Gaming support services	—	57.5	—	57.5
iPlus Intelligent Network, Inc., or iPlus(o)	Philippines	Managed IT outsourcing	—	—	—	—
Digitel:	Philippines	Telecommunications services	99.6	—	99.6	—
Digitel Information Technology Services, Inc.(j)	Philippines	Internet services	—	99.6	—	99.6
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	—	98.0	—
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	—	75.0	—
Pacific Global One Aviation Co., Inc., or PG1(p)	Philippines	Air transportation business	65.0	—	65.0	—
Pilipinas Global Network Limited, or PGNL, and Subsidiaries(q)	British Virgin Islands	Internal distributor of Filipino channels and content	64.6	—	64.6	—

Others
PLDT Global Investments Holdings, Inc., or PGIH	Philippines	Investment company	100.0	—	100.0	—
PLDT Digital Investments Pte. Ltd., or PLDT Digital, and Subsidiaries(r)	Singapore	Investment company	100.0	—	100.0	—
Mabuhay Investments Corporation, or MIC(j)	Philippines	Investment company	67.0	—	67.0	—
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	—	100.0	—	100.0
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	—	99.9	—	99.9

(a)

On December 18, 2014, the Board of Directors of Smart approved the consolidation of various digital businesses under Voyager, wherein Voyager owns 100% of eInnovations, which in turn, directly owns the Takatack Holdings, 3rd Brand, ePay, iCommerce and eVentures. See Consolidation of Various Digital Businesses of Smart under Voyager below for further discussion.

(b)

On February 24, 2015, the Accounting and Corporate Regulatory Authority, or ACRA, of Singapore, the national regulator of business entities in Singapore, approved the change in the business name of Smart Hub Pte. Ltd. to eInnovations.

(c)

On February 27, 2015, ePay and iCommerce were incorporated in Singapore to provide digital, internet, information, communication and IT-related activities. Both subsidiaries will serve as the holding companies of other digital investments. ePay and iCommerce are 100% owned by eInnovations, each having an initial capitalization of SGD10 thousand.

(d)	On October 1, 2015, the ACRA of Singapore approved the change in the business name of Takatack Pte. Ltd. to Takatack Holdings Pte. Ltd.
(e)

On August 6, 2015, Takatack Holdings acquired 100% equity interest in Paywhere Pte. Ltd. On October 1, 2015, the ACRA of Singapore approved the change in the business name of Paywhere Pte. Ltd. to Takatack Technologies Pte. Ltd. See Consolidation of Various Digital Businesses of Smart under Voyager below for further discussion.

(f)

On August 21, 2015, eVentures was incorporated in Singapore to serve as a holding company of other digital investments providing digital, internet, information, communication and IT-related activities. On January 12, 2016, the ACRA of Singapore approved the change in business name of eVentures to Voyager Fintech Ventures, Ltd.

(g)	Effective September 15, 2015, the Philippine Securities and Exchange Commission, or Philippine SEC, approved the amendment of Smart e-Money, Inc.’s name to PayMaya Philippines, Inc.
(h)

On February 10, 2015, mePay Operations Philippines, Inc. was incorporated in the Philippines to market, sell and distribute payment solutions and other related services. Effective June 22, 2015, the Philippine SEC approved the amendment of mePay Operations Philippines, Inc. name to PayMaya Operations Philippines, Inc., or PayMaya Ops. PayMaya Ops is 60% and 40% owned by PayMaya and Smart, respectively, with initial capitalization of Php1 million.

(i)

On November 18, 2014, Smart acquired an 87% equity interest in WiFun. On November 25, 2015, Smart acquired the remaining 13% noncontrolling shares. See Note 14 – Business Combinations – Smart’s Acquisition of WiFun.

(j)	Ceased commercial operations.
(k)	On June 16, 2015, Talas was incorporated in the Philippines to implement the Intelligent Data Fabric and immediate delivery of Big Data capability platform of the PLDT Group.
(l)	On January 28, 2014, IPCDSI acquired a 100% equity interest in Rack I.T. Data Center, Inc., or Rack IT. See Note 14 – Business Combinations – IPCDSI’s Acquisition of Rack IT.
(m)

In 2014, ePLDT acquired an additional 0.6% equity interest in AGS from its minority shareholders for a total consideration of Php0.6 million, thereby increasing ePLDT’s ownership in AGS from 99.2% to 99.8%.

(n)	Ceased commercial operations and under liquidation due to shortened corporate life to August 31, 2015.
(o)	On April 8, 2014, ePLDT sold its 100% stake in iPlus through a management buyout for a consideration of Php42 million.
(p)

On March 10, 2014, PLDT acquired an additional 37.5 million shares of PG1, thereby increasing its ownership from 50% to 65%. See Note 10 – Investments in Associates, Joint Ventures and Deposits – Investment in PG1 and Note 14 – Business Combinations – PLDT’s Additional Investment in PG1.

(q)

In September 2014, PLDT converted a receivable from PGNL amounting to US$5.5 million as additional investment and infused additional cash into PGNL amounting to US$1.3 million thereby increasing its interest in PGNL from 60.0% to 64.6%.

(r)

On August 1, 2014, PLDT Digital was incorporated to be the holding company of PLDT Online Investments Pte. Ltd., or PLDT Online, an entity that holds an investment in Rocket Internet SE (formerly Rocket Internet AG), or Rocket. See Note 3 – Management’s Use of Accounting Judgments, Estimates and Assumptions – Accounting for Investments in Phunware and Appcard, Note 10 – Investments in Associates, Joint Ventures and Deposits and Note 11 – Available-for-Sale Financial Investments – PLDT Online’s Investment in Rocket.